SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2013

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Global Power Equipment Group Inc. (“Global Power”) made available an investor information package beginning on July 9, 2013, relating to the acquisition disclosed in Item 8.01 below. The information package may be accessed within the investor relations section of Global Power’s website, http://www.globalpower.com. A copy of the information package is attached hereto and is incorporated herein by reference.

Without limiting the generality of the foregoing, the text of the slide from the information package entitled “Forward Looking Statements” is incorporated by reference into this Item 7.01. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language contained in such filing.

Item 8.01 Other Events

On July 9, 2013, Global Power acquired the equity interests of privately-owned IBI, LLC, an Idaho limited liability company (“IBI”), for $19.5 million in cash (the “Purchase Price”), subject to working capital adjustments. IBI is a provider of custom power packaging and integration solutions, including switch gear enclosures, generator enclosures and industrial tanks. Global Power funded the Purchase Price through a combination of cash on hand and a $10.0 million draw on its existing revolving credit facility.

Global Power’s press release, issued on July 9, 2013, announcing the acquisition of IBI is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Presentation

99.2	Press Release, dated July 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2013

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation

99.2	Press Release, dated July 9, 2013